UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2021

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Item 8.01	Other Events

On February 19, 2021, HealthEquity, Inc. (the “Company”) closed its previously announced offering 5,000,000 shares of the Company’s common stock. The net proceeds from the offering was approximately $397.0 million (which amount is net of underwriting commissions and discounts and estimated expenses).

On February 19, 2021, Willkie Farr & Gallagher LLP, counsel to the Company, issued an opinion and consent (attached hereto as Exhibits 5.1 and 23.1, respectively, and incorporated herein by reference) as to the validity of the offering.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.

	By:	/s/ Darcy Mott
Darcy Mott
Executive Vice President and Chief Financial Officer

Dated: February 19, 2021

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